UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2011
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)
(504) 587-7374
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 20, 2011, Superior Energy Services, Inc. (the “Company”) issued a press release announcing the offering of $400.0 million of new senior unsecured notes (the “Notes”) by SESI, L.L.C. (“SESI”), its direct, wholly-owned subsidiary.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release shall not constitute an offer to sell, or a solicitation of an offer to buy, any of the Notes, nor shall there be any sale of the notes in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are being offered only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S under the Securities Act.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press release by Superior Energy Services, Inc., dated April 20, 2011, announcing the offering by SESI, L.L.C. of $400.0 million of senior unsecured notes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: April 20, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release by Superior Energy Services, Inc., dated April 20, 2011, announcing the offering by SESI, L.L.C. of $400.0 million of senior unsecured notes.